UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2016

MATCH GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8300 Douglas Avenue, Suite 800, Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

The Employee Matters Agreement dated as of November 24, 2015, by and between IAC/InterActiveCorp (“IAC”) and Match Group, Inc. (the “Company”), as amended effective as of April 13, 2016 (the “Employee Matters Agreement”), provides, among other things, that with respect to equity awards denominated in shares of certain of the Company’s subsidiaries, IAC may elect to cause such equity awards to be settled in either shares of IAC common stock, par value $0.001 (“IAC Common Stock”) or Company common stock, par value $0.001 (“Company Common Stock”) and, to the extent that shares of IAC Common Stock are issued in settlement of such equity awards, the Company will reimburse IAC for the cost of such shares of IAC Common Stock by issuing additional shares of Company Common Stock to IAC.

On April 13, 2016, 541,422 shares of Company Common Stock were issued to IAC as reimbursement for shares of IAC Common Stock issued in connection with the exercise and settlement of equity awards denominated in shares of a subsidiary of the Company pursuant to the Employee Matter Agreement.

The issuance of Company Common Stock described above did not involve any underwriters or public offerings and the Company believes that such issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) of such act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ GARY SWIDLER
Name:	Gary Swidler
Title:	Chief Financial Officer

Date:  August 5, 2016